Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Reneo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, issuable under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,222,891 (2)	$3.64 (3)	$4,451,323.24 (3)	0.0000927	$412.64

Equity	Common Stock, $0.0001 par value per share, issuable under the Reneo Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	244,578 (4)	$3.10(5)	$758,191.80 (5)	0.0000927	$70.29

Equity	Common Stock, $0.001 par value per share, issuable as Inducement Awards	Rule 457(h)	180,000 (6)	$8.85 (7)	$1,593,000.00 (7)	0.0000927	$147.68

Equity	Common Stock, $0.001 par value per share, issuable as Inducement Awards	Rule 457(c) and Rule 457(h)	75,000 (8)	$3.64 (3)	$273,000.00 (3)	0.0000927	$25.31

Equity	Common Stock, $0.001 par value per share, issuable as Inducement Awards	Rule 457(c) and Rule 457(h)	30,000 (9)	$3.64 (3)	$109,200.00(3)	0.0000927	$10.13

Equity	Common Stock, $0.001 par value per share, issuable as Inducement Awards	Rule 457(c) and Rule 457(h)	25,000 (10)	$3.64 (3)	$91,000.00 (3)	0.0000927	$8.44

Total Offering Amounts					$7,275,715.04		$674.49

Total Fee Offsets							—

Net Fee Due							$674.49

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) or the Reneo Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2031, the number of shares authorized for issuance under the 2021 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors (the “Board”) that is less than the preceding clause (a).

(3)

Estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 22, 2022, as reported on the Nasdaq Global Market.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 ESPP on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2031, the number of shares authorized for issuance under the 2021 ESPP is automatically increased by a number equal to (a) the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year and (ii) 729,174 shares of Common Stock; or (b) a number of shares of Common Stock that may be determined by the Board that is less than the preceding clauses (a)(i) and (a)(ii).

(5)

Estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 22, 2022, as reported on the Nasdaq Global Market, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

(6)

Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted by the Registrant outside the 2021 Plan, but pursuant to the terms of the 2021 Plan as if such stock options were granted under the 2021 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

(7)

Estimate is made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the weighted average exercise price for the Common Stock subject to outstanding stock options.

(8)

Represents shares of Common Stock reserved for issuance upon the exercise of contingent stock option grants approved by the Registrant outside the 2021 Plan, but pursuant to the terms of the 2021 Plan as if such stock options were granted under the 2021 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

(9)

Represents shares of Common Stock reserved for issuance upon the vesting of outstanding restricted stock units granted outside the 2021 Plan, but pursuant to the terms of the 2021 Plan as if such restricted stock units were granted under the 2021 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

(10)

Represents shares of Common Stock reserved for issuance upon the vesting of contingent restricted stock unit grants approved by the Registrant outside the 2021 Plan, but pursuant to the terms of the 2021 Plan as if such restricted stock units were granted under the 2021 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.